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EXHIBIT 23.1


                           INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of VirtualFund.com, Inc. on Form S-3 of our reports dated August 8, 1997, appearing in the Annual Report on Form 10-K of VirtualFund.com (formerly LaserMaster Technologies, Inc.), Inc. for the year ended June 30, 1997 and to all reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
April 10, 1998